Exhibit 16.1

August 14, 2006

The Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Re:      Total Luxury Group Inc.
         File No. 000-28497

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Total Luxury Group Inc. (the Company) dated August 14, 2006, and agree with the statements concerning our Firm contained therein.

Very truly yours,


/s/ Schwartz Levitsky Feldman, LLP